Exhibit 99

    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



	In connection with the Quarterly Report of Pittsburgh & West Virginia Railroad (the "Company") on Form 10 - Q for the fiscal quarter ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned herby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  August 11, 2008                 /s/ Herbert E. Jones, Jr.
                                       Herbert E. Jones, Jr.
                                       Chairman of the Board



Dated:  August 11, 2008                 /s/ Herbert E. Jones, III
                                       Herbert E. Jones, III
                                       President



Dated:  August 11, 2008                 /s/ Robert R. McCoy
                                       Robert R. McCoy
                                       Vice President, Secretary and Treasurer